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INDEPENDENT AUDITORS' CONSENT


Nicholas Income Fund, Inc.

We consent to the incorporation by reference in the Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A (File No. 2-10806) of Nicholas Income Fund, Inc. of our report dated January 15, 1998 accompanying the Financial statements of Nicholas Income Fund, Inc. contained in the Fund's 1997 annual report to shareholders and to the reference to us under the captions "Financial Highlights" and "Independent Auditors and Legal Counsel" which appear in the Fund's Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
April 27, 1998